Exhibit 99.2

Analyst Contacts:	Thad Vayda +1 713-232-7551	News Release

Diane Vento +1 713-232-8015

Media Contact:	Pam Easton +1 713-232-7647	For Release: November 7, 2014

TRANSOCEAN LTD. RESCHEDULES THIRD QUARTER 2014 EARNINGS RELEASE AND CONFERENCE CALL

ZUG, SWITZERLAND-November 7, 2014-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) will report earnings for the three months ended September 30, 2014 on Monday, November 10, 2014 before trading begins on the SIX Swiss Exchange.
The company will conduct a teleconference at 8:00 a.m. EST, 2:00 p.m. CET, on Monday, November 10, 2014 to discuss the period’s results. Individuals who wish to participate in the teleconference should dial +1 913-312-1448 and refer to confirmation code 7358763 approximately 10 minutes prior to the scheduled start time.
In addition, the teleconference will be simulcast in a listen-only mode over the Internet and can be accessed at the company’s website, www.deepwater.com, by selecting "Investor Relations/Overview."
A replay of the conference call will be available after 11:00 a.m. EST, 5:00 p.m. CET, on November 10, 2014, and can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 7358763. Also, a replay will be available by visiting the aforementioned website address. The archived call will be available for approximately 30 days.
About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.
Transocean owns or has partial ownership interests in, and operates a fleet of, 79 mobile offshore drilling units consisting of 48 high-specification floaters (ultra-deepwater, deepwater and harsh environment drilling rigs), 21 midwater floaters and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.
For more information about Transocean, please visit the website www.deepwater.com.